UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

KAR Auction Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11299 N. Illinois Street

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KAR	New York Stock Exchange

Item 1.01  Entry Into a Material Definitive Agreement.

On August 20, 2021, ADESA, Inc. (“ADESA”), a subsidiary of KAR Auction Services, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among (i) ADESA, (ii) Carwave Holdings LLC (“Carwave”), (iii) KKR Chevy Blocker, LLC (“SMA Blocker”) and KKR NGT II (Chevy) Blocker L.P. (“NGT2 Blocker” and, together with the SMA Blocker, the “Blockers”), (iv) KKR Chevy Aggregator L.P. (the “Aggregator”), John Lauer, William Lauer, Joseph Lauer, Lauer Holdings Inc., KKR-Milton Strategic Partners L.P., KKR DAF Private Assets Fund Designated Activity Company and KKR NGT II (Chevy) Blocker Parent L.P. (collectively, the “Sellers”) and (v) the Aggregator, in its capacity as seller representative. Pursuant to the terms and conditions of the Purchase Agreement, ADESA will purchase from the Sellers all of the equity interests of Carwave and the Blockers (the “Transaction”).

The aggregate cash consideration payable by ADESA in connection with the Transaction is $450 million, subject to certain adjustments pursuant to the Purchase Agreement. The Transaction and the Purchase Agreement have been unanimously approved by the Board of Directors of the Company.

Consummation of the Transaction is subject to customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Under certain circumstances, upon the termination of the Purchase Agreement relating to the failure of ADESA to perform certain covenants, ADESA would be required to pay a termination fee of $22.5 million to the Sellers on the terms and conditions further set forth in the Purchase Agreement.

The Purchase Agreement also contains customary representations and warranties and covenants, including, among other things, covenants with respect to the operation of the business of Carwave and its subsidiaries between the signing of the Purchase Agreement and the closing of the Transaction. In connection with the entry into of the Purchase Agreement, ADESA has obtained a customary representations and warranties insurance policy as recourse for certain losses arising out of breaches of the representations and warranties of the Sellers, the Blockers and Carwave and its subsidiaries in the Purchase Agreement.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01.  Other Events.

On August 23, 2021, the Company issued a press release (the “Press Release”) announcing the execution of the Purchase Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements contained in this report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are based on management’s current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those uncertainties regarding the impact of the COVID-19 virus on our business and the economy generally, and those other matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1	Securities Purchase Agreement, by and among ADESA, Inc., Carwave Holdings LLC, KKR Chevy Aggregator L.P., John Lauer, William Lauer, Joseph Lauer, Lauer Holdings Inc., KKR Chevy Blocker, LLC, KKR-Milton Strategic Partners L.P., KKR DAF Private Assets Fund Designated Activity Company, KKR NGT II (Chevy) Blocker L.P. and KKR NGT II (Chevy) Blocker Parent L.P.*

99.1	Press Release dated August 23, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Certain exhibits and schedules to the Securities Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to provide to the Securities and Exchange Commission copies of such documents upon request; provided, however, that the Company reserves the right to request confidential treatment for portions of any such documents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 23, 2021	KAR Auction Services, Inc.

/s/ Eric M. Loughmiller
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer